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                              CONSULTING AGREEMENT

This will confirm the arrangements, terms and conditions under which Edward Rus (hereinafter referred to as the "Consultant") has and will render services to GATEWAY DISTRIBUTORS LTD, (hereinafter referred to as the "Company").


     1. CONSULTING SERVICES. During the term of this Agreement, the consultant will, at the Company's request, assist the Company in developing, studying and evaluating merger and acquisition or investment proposals relating to the Company, prepare reports and studies thereon when deemed advisable, and assist in negotiations and discussions pertaining thereto.

     2. TERM. Consultant's engagement will commence on the date of execution of this Agreement (the "Effective Date") and continue for a period of two (2) months; provided, however, that the term may be extended by mutual agreement of the parties and this Agreement may be terminated at any time and for any reason, with or without cause, by either party upon thirty (30) days written notice to the other.

          COMPENSATION. In consideration of the services to be rendered and performed by Consultant during the Consulting Period, the Company will deliver to Consultant Nine Hundred Thousand (900,000) shares of GAWD common stock delivered on or before December 31, 2004.

          Such compensation is non-revocable and non-conditional except as otherwise specified herein.

     3. TRANSACTION FEES. The company is not engaging Consultant to introduce the Company to a source for a financing. In the event that, with the consent of the Company and pursuant to a separate agreement, Consultant introduces to the Company a party which consummates an Applicable Financing, as hereinafter defined, the Company will pay upon the closing of the Applicable Financing, but not greater than the fee that would be derived by applying a Lehman formula (five percent (5%) of the first million dollars of part thereof, four percent (4%) of the next million dollars of part thereof, three percent (3%) of the next million dollars of part thereof, two percent (2%) of the next million dollars of part thereof, and one percent (1%) of the amount by which the gross proceeds from the Applicable Financing exceed four million dollars) to the total amount of the applicable financing, or
          (b) such separate and additional fee as may be mutually agreed upon by the Company and Consultant not to exceed the fee rendered to in clause
          (a) of this Section 4. Any fee shall be based solely on the proceeds received by the Company. An Applicable Financing shall mean a private placement of debt or equity securities with parties introduced to the Company Consultant other than (i) a financing with a bank or institutional or commercial lender, (ii) a secured financing, including capital lease financing, (iii) a revolving credit or similar financing, or (iv) a financing in connection


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          with an acquisition.

     4. ACCESS. TO/AND USE OF INFORMATION. The Company will work together with Consultant to provide any and all necessary documents and full access to the Company's officers, directors, employees and accountants as are reasonable requested by Consultant in order for it to provide the Services.

     5. RELATIONSHIP. Nothing herein shall constitute the Consultant as employee or agent of the Company except or such an extent as might hereafter be agreed upon for a particular purpose. Except as expressly agreed, the consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

     6.   ASSIGNMENT. This Agreement shall not be assignable by either party.




Agreed and Accepted by:

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Agreed and Accepted by:
Edward Rus


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                                                                        Initial:

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